EXHIBIT 3.2


     AMENDED ON DECEMBER 4, 1995,
     BY THE BOARD OF DIRECTORS OF THE
     COMPANY, AND IN FULL FORCE
     AND EFFECT AS OF THIS 4TH
     DAY OF DECEMBER, 1995

                          BY-LAWS
                            OF
                        NS GROUP, INC.

     ARTICLE I.  OFFICES

          The principal office of the Corporation in the Commonwealth of Kentucky shall be located in the City of Newport, County of Campbell. The Corporation may have such other offices, either within or without the Commonwealth of Kentucky, as the Board of Directors may designate or as the business of the corporation may require from time to time.

     ARTICLE II.  SHAREHOLDERS

     SECTION 1.  Annual Meeting.

     The annual meeting of the shareholders shall be held not later than the last Thursday in the month of May in each year, at 10:00 a.m., as determined by the Board of Directors. The purpose of such meetings shall be the election of Directors and the transaction of such other business as may come before the meeting. If the election of Directors shall not be held an the date designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is practicable.

     SECTION 2.  Special Meetings.

          Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman or President or by the Board of Directors, and shall be called by the Chairman or President if the holders of at least fifty (50%) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it will be held.

     SECTION 3.  Place of Meeting.

          The Board of Directors may designate any place, either within or without the Commonwealth of Kentucky unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the Commonwealth of Kentucky, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the Commonwealth of Kentucky.

     SECTION 4.  Notice of Meeting.

          Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty
     (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman or President or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

          If an annual or a special shareholders', meeting is adjourned to a different date, time, or place, notice shall not be required to be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. If a new record date for the adjourned meeting is or must be fixed pursuant to the Kentucky Business Corporation Act, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

     SECTION 5.  Closing of Transfer Books and Fixing of
     Record.

     For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case seventy (70) days before the meeting or action requiring a determination of shareholders. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to such determination. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders.

     SECTION 6.  Voting List.

          The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder beginning five
     (5) business days before the meeting for which the list was prepared and continuing through the meeting.

     SECTION 7.  Quorum.

     A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum of shareholders is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by the Kentucky Business Corporation Act or by the Articles of Incorporation or these By-Laws.
     If less than-a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 8.  Proxies.

     At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney in fact. A telegram or cablegram appearing to have been transmitted by the proper person or a photographic, photostatic, telefaxed or equivalent reproduction of a writing appointing a proxy shall be deemed a sufficient, signed appointment form. Such appointment of proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No appointment of proxy shall be valid after eleven (11) months from the date of its execution, unless a longer period is expressly provided for. An appointment of proxy shall be revocable by the shareholder unless the appointment form conspicuously states that is irrevocable and the appointment is coupled with an interest. In the latter case, the appointment of proxy shall be revocable when the interest with which it is coupled is extinguished and the Secretary of the Corporation receives the written notice of revocation.

     SECTION 9.  Voting of Shares.

     Subject to the provisions of Section 12 of this
     Article II, each outstanding share of common stock authorized by the Corporation's Articles of Incorporation to have voting power, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. The voting rights, if any, of classes of shares other than voting common stocks shall be as set forth in the Corporation's Articles of Incorporation or by appropriate legal action of the Board of Directors.

     SECTION 10.  Voting of Shares of Certain Holders.

          Shares standing in the name of another
     corporation may be voted by such officer, agent, or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

          Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereto into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     SECTION 11.  Informal Action by Shareholders.

     Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and delivered to the Corporation.

     SECTION 12.  Cumulative Voting.

          Unless otherwise provided by law, at each election for Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

     SECTION 13.  Notice of Shareholder Business at
     Meetings.

          At any meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. In addition to any other requirements imposed by or pursuant to law, the Articles or these By-Laws, each item of business to be properly brought before a meeting must:

     (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the persons calling the meeting pursuant to these By-Laws;

     (b) be otherwise properly brought before the meeting by or at the direction of the Board of Directors; or

     (c) be otherwise properly brought before the meeting by a shareholder.

      For business to be brought properly before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety
     (90) days prior to the meeting; provided, however, that in the event less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter he proposes to bring before the meeting:

     (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
     (b) the name and address, as they appear on the Corporation's books, of the shareholder(s) proposing such business;
     (c)  the class and number of shares of the
     Corporation which are beneficially owned by the proposing shareholder(s); and

     (d)  any material interest of the proposing
     shareholder(s) in such business.
     Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 13. The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
     Section 13; if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. The Chairman of a meeting shall have absolute authority to decide questions of compliance with the foregoing procedures, and his ruling thereon shall be final and conclusive.

     ARTICLE III.  BOARD OF DIRECTORS

     SECTION 1.  General Powers.

     The business and affairs of the Corporation shall be managed by its Board of Director.

     SECTION 2.  Number, Tenure.

     The number of Directors of the Corporation shall be fixed by resolution of the Board of Directors in accordance with the Kentucky Business Corporation
     Act and the Articles of Incorporation of the Corporation. The Board of Directors is specifically authorized to divide the Board into classes as authorized by the laws of the Commonwealth of Kentucky and the Articles of Incorporation of the Corporation.

     SECTION 3.  Nomination of Directors.

     To be qualified for election as a Director, persons must be nominated in accordance with the following procedure.

     Nomination of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the procedures set forth in this Section 3. In order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nominations shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received by the Secretary of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth:
     (a) as to each person whom the shareholder proposed to nominate for election or re-election as a Director;
     (i) the name, age, business address and residence address of such person;
     (ii) the principal occupation or employment of such person; (C) the class and number of shares of the Corporation which are beneficially owned by such person;

     (iii) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended
     (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and

     (iv) if the shareholder(s) making the nomination is a person, other than the Corporation or any of its subsidiaries, who is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding voting took of the Corporation, or is an affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding voting stock of the Corporation, details of any relationship, agreement or understanding between the shareholder(s) and the nominee; and

     (v) as to the shareholder(s) making the nomina-tion;
     (A) the name and address, as they appear on the Corporation's books, of such share-holder(s); and
     (B) the class and number of shares of the Corporation which are beneficially owned by such shareholder(s).

          At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be qualified for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3. The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting, and the defective nomination shall be disregarded. The Chairman of a meeting shall have absolute authority to decide questions of compliance with the foregoing procedures, and his ruling thereon shall be final and conclusive.

     SECTION 4.  Regular Meetings.

     A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 5.  Special Meetings.

     Special meetings of the Board of Directors may be called by or at the request of the Chairman or President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

     SECTION 6.  Notice.

     Notice of any special meeting shall be given at least five (5) days previously thereto by written notice delivered by person or sent by telefax, by mail or by telegram to each Director at his business address.
     If sent by telefax, such notice shall he deemed to be delivered on the day it was transmitted. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 7.  Quorum.

     A majority of the number of Directors fixed by
     Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     SECTION 8.  Manner of Acting.

     The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 9.  Action Without a Meeting.

     Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the Directors.

          Members of the Board of Directors and its committees may participate in meetings by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting.

     SECTION 10.  Vacancies.

     Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, unless otherwise provided by law.
     A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.
     Any Directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

     SECTION 11.  Compensation.

          By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 12.  Presumption of Assent.

          A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention from the action taken shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the presiding officer of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     SECTION 13.  Committees.

          The Board of Directors may, from time to time, appoint certain members to act in the intervals between meetings of the Board of Directors as a committee and may delegate to such committee powers and/or duties of the Board of Directors. In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee of not less than two (2) members.
     The Executive Committee, to the extent provided by resolution of the Board of Directors and the Kentucky
     Business Corporation Act, shall possess and may exercise all the powers of the Board of Directors. In every case, the affirmative vote of the majority or written consent of all the members of the Executive
     Committee shall be necessary for the approval of any action, but action may be taken by the Executive
     Committee without a formal meeting.  The Executive
     Committee shall meet at the call of any members thereof and shall keep a written record of all actions taken by it.

     ARTICLE IV.  OFFICERS
     SECTION 1.  Number.

          The officers of the Corporation shall be a Chairman, President, as many vice Presidents as the Board of Directors deems appropriate, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers, as may be deemed necessary, may be elected or appointed by the Board of Directors. No person shall be designated as an officer of the Corporation nor be entitled to hold himself or herself out to third parties as an officer of the Corporation unless such person has been elected by the Board of Directors to an office which, pursuant to the By-Laws or a resolution of the Board of Directors, is to be held only by an officer of the Corporation.

     SECTION 2.  Election and Term of Office.

          The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3.  Removal.

          Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     Election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION 4.  Vacancies.

          A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5.  Chairman of the Board of Directors
     ("Chairman").

          The Chairman shall preside at all meetings of the Shareholders and Board of Directors and shall have responsibility for the preparation of all minutes of Directors and Shareholders meetings.
     Unless the Board of Directors determines otherwise, he shall perform the duties of Chief Executive
     Officer and, subject to the control of the Board of Directors, shall generally supervise and control all the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of Chairman and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 6.  President.

          In the absence of the Chairman, or if no Chairman is elected, or in the event of his death, inability or refusal to act, the President shall perform all the duties of the Chairman and, when so acting, shall have all the powers and be subject to all the restrictions placed upon the Chairman, except that if the President is not also a Director, he shall not preside at meetings of the shareholders and Directors, nor be responsible for the preparation of all minutes of such meetings unless specifically directed to do so by the Board of Directors. Unless the Board of Directors determines otherwise, he shall perform, subject to the general supervision of the Chairman, the duties of Chief Operating Officer, including the general supervision and control of all day-to-day business and affairs of the Corporation.

     SECTION 7.  Vice President.

     Each Vice President shall perform such duties as, from time to time, may be assigned to him by the Chairman, the President, or by the Board of Directors.

     SECTION 8.     Secretary.

          The Secretary shall:
     (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose;

     (b)  see that all notices are duly given in
     accordance with the provisions of these By-Laws or as required by law;

     (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized;
     (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;

     (e)  sign with the Chairman or President
     certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

     (f) have general charge cm the stock transfer book of the Corporation; and

     (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman or President or by the Board of Directors.
     SECTION 9.  Treasurer.
     The Treasurer shall:

     (a) have charge and custody of and be responsible for all funds and securities of the Corporation;

     (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and

     (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman or President or by the Board of Directors.

          If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     SECTION 10.  Assistant Treasurers and Assistant
     Secretaries.

     (a) The Assistant Treasurer, if that office be created and filled, shall, if required by the Board of Directors, give bond for the faithful discharge of his duty in such sum and with such surety as the Board of Directors shall determine;

     (b) The Assistant Secretary, if that office be created and filled, and if authorized by the Board of Directors, may sign, with the Chairman or President or Vice President, certificates for shares of the Corporation; and

     (c)  The Assistant Treasurers and Assistant
     Secretaries, in general, shall perform such additional duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman of the Board, the President or the Board of Directors.
     SECTION 11.  Salaries.

          The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

     SECTION 12.    Chief Executive Officer ("C.E.O."),
                         Chief Operating Officer ("C.O.O."),
                         Chief Financial Officer ("C.F.O."),
                         Chief Accounting Officer ("C.A.O."),
                         and  Chief Compliance Officer
                         ("C.C.O.").

     The duties of C.E.O., C.O.O., C.F.O., C.A.O., and
     C.C.O. may be assigned at the discretion of the Board of Directors to appropriate Officers of the Corporation; however the terms C.E.O., C.O.O., C.F.O., C.A.O., and C.C.O. shall constitute a description of duties and shall not constitute a corporate office.

     ARTICLE V.  CONTRACT, LOANS, CHECKS AND DEPOSITS

     SECTION 1.  Contracts.
          The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 2.  Loans.
          No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
     SECTION 3.  Checks, drafts, etc.
          All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
     SECTION 4.  Deposits.
          All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as the Board of Directors may select.

     ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR
     TRANSFER
     SECTION 1.  Certificates for Shares.
          Certificates representing shares of the
     Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman or President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal or its facsimile. All certificates for shares shall be consecutively numbered or otherwise identified, shall state, the name of the person to whom the certificate is issued and shall identify the class of shares and the designation of the series, if any, the certificate represents. The signatures of such officers upon such certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or registrar for the Corporation. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
     SECTION 2.  Transfer of Shares.
          Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by Power of Attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     SECTION 3.  Shares without Certificates.
          The Board of Directors may, in accordance with the Kentucky Business Corporation Act, authorize the issuance of some of all of the shares of any or all of the Corporation's classes or series of stock without certificates.

     ARTICLE VII. INDEMNIFICATION OF DIRECTORS AND
     OFFICERS

          The Corporation shall, to the fullest extent permitted by, and in accordance with the provisions of, the Kentucky Business Corporation Act, indemnify each director or officer of the Corporation against expenses (including attorneys fees), judgments, taxes, fines and amounts paid in settlement, incurred by him in connection with, and shall advance expenses
     (including attorneys' fees) incurred by him in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, or investigative) to which he is, or is threatened to be made, a party by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise. After a determination that the facts then known to those making such determination would not reclude indemnification, and upon receipt of a written affirmation by the person seeking indemnification of his good faith belief that he has met the applicable standard of conduct, under the Kentucky Business Corporation Act, advancement of expenses shall be made upon receipt of a written undertaking, with such security, if any, as the Board of Directors or shareholders may reasonably require, by or on behalf of such person, to repay amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein.

          The indemnification provided for by this
     Article VII shall not be deemed exclusive of any other rights to which directors or officers of the Corporation may be entitled under any statute, agreement, by-law or action of the Board of Directors or shareholders of the Corporation, or otherwise, and shall continue as to a person who has ceased to be a director or officer of the corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person.

          The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the Corporation would have the power or be obligated to indemnify him against such liability under the provisions of this Article VII or the Kentucky Business corporation Act.

     ARTICLE VIII.  INDEMNIFICATION OF EMPLOYEE BENEFIT
     PLAN FIDUCIARIES

          The Corporation shall indemnify each director, officer, or employee of the Corporation who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including actions by or in the right of the Corporation, by reason of the fact that such director, officer or employee is or was serving at the request of the Corporation as a "fiduciary" (as defined by Section 3 (21) (A) of the Employee
     Retirement Income Security Act of 1974 ("ERISA")) with regard to any employee benefit plan adopted by the Corporation, against expenses (including attorneys' fees), claims, fines, judgments, taxes, causes of action or liability and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, or proceeding, unless such expense, claim, fine, judgment, taxes, cause of action, liability, or amount arose from his gross negligence, fraud or willful breach of his fiduciary responsibilities under ERISA, except, that with respect to any action by or in the right of the Corporation, indemnification shall be made only against expenses (including attorneys' fees).

          The Corporation shall advance all expenses
     (including attorneys' fees) incurred by any director, officer or employee in defending any such civil, criminal, administrative or investigative action, suit or proceeding pending the final disposition of such action, suit or proceeding, unless (a) the Board of Directors, by a majority vote of a quorum consisting of directors who were not or are not parties to the action, suit or proceeding concerned or (b) the shareholders determine that under the circumstances the person, by his conduct, is not entitled to indemnification because of his gross negligence, fraud or willful breach of his fiduciary responsibilities under ERISA. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or shareholders may reasonably require, by or on behalf of the director, officer or employee to repay such amounts unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized herein.

          To the extent that any director, officer or employee has been successful on the merits or otherwise in the defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith and if he was advanced expenses by the Corporation, his undertaking shall be cancelled by the Corporation. If any action, suit or proceeding shall terminate by judgment or order adverse to the director, officer or employee, or settlement, conviction or upon a plea of nolo contendere or its equivalent, the Board of Directors, by a majority vote of a quorum consisting of directors who were not or are not parties to such action, suit or proceeding, or the shareholders, shall (unless ordered by a court to make indemnification) make a determination whether indemnification of the director, officer or employee is not proper in the circumstances because he has been guilty of gross negligence, fraud, or willful breach of his fiduciary responsibilities under ERISA. If the Board of Directors or shareholders shall determine that the person is entitled to indemnification, then he shall be indemnified against expenses (including attorneys' fees), claims, fines, judgments, taxes, causes of action or liability and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding and, if he was advanced expenses by the Corporation, his undertaking shall be cancelled. The termination of any action or proceeding by adverse judgment or order, conviction, settlement or plea of nolo contendere or the equivalent, shall not, of itself, create a presumption that the director, officer or employee was guilty of gross negligence, fraud or willful breach of his fiduciary responsibilities under ERISA.

     ARTICLE IX.  FISCAL YEAR

     The fiscal year of the Corporation shall be determined by the Board of Directors.

     ARTICLE X.  DISTRIBUTION

          The Board of Directors may from time to time declare, and the Corporation may pay, distributions on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

     ARTICLE XI.  CORPORATE SEAL

          The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate
     Seal."

     ARTICLE XII.  WAIVER OF NOTICE

          Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these By-Laws, or under the provisions of the Articles of Incorporation or under the provisions of the Kentucky Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     ARTICLE XIII.  AMENDMENTS

          The Board of Directors shall have the power and authority to alter, amend or repeal these By-Laws and to adopt new By-Laws, subject always to repeal or change by a two-thirds majority vote of all the shareholders entitled to vote thereon.